UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed, on February 8, 2017, Darren J. Olagues tendered his resignation as President and Chief Executive Officer of Cleco Corporate Holdings LLC (“Cleco Holdings”) and Cleco Power LLC, a wholly owned subsidiary of Cleco Holdings (“Cleco Power”) and as a member of the Boards of Managers of Cleco Group LLC (“Cleco Group”), Cleco Holdings, and Cleco Power (collectively, the “Companies”) effective February 8, 2017 (the “Separation Date”). On March 23, 2017, Mr. Olagues entered into a Separation Agreement with the Companies. If not revoked by Mr. Olagues within seven days pursuant to his statutory right to do so unilaterally, the Separation Agreement will be effective on March 30, 2017.
The Separation Agreement provides that, subject to certain terms and conditions, Cleco Holdings will pay Mr. Olagues (i) $1,000,000 payable in 36 equal monthly installments, subject to all normal withholdings, and (ii) an amount equal to the full cost of the same type and level of coverage elected by Mr. Olagues under the Companies’ group medical, dental and/or vision plans in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”). Cash reimbursements will be made monthly, 30 days in arrears, for the 18-month period following the Separation Date and, thereafter for another 18-month period cash reimbursements of the reasonable cost of health care premiums comparable to the Companies plan or COBRA will be made monthly; provided that such payments will cease at an earlier date if Mr. Olagues is or becomes eligible for coverage under another employer’s group medical plan or a self-employment plan during such period. Further, subject to certain terms and conditions contained in the Separation Agreement, Mr. Olagues will be treated as fully vested in and receive payments due under the Cleco Corporation Supplemental Executive Retirement Plan (the “SERP”) at the time specified in the SERP. Mr. Olagues’ benefits under the SERP will be: (i) increased by adding three years to his age, subject to a minimum benefit of 50% of final compensation; (ii) subject to a modified reduction determined by increasing his age by three years; and (iii) reduced for his Exelon Plan and Cleco’s Defined Benefit Plan pension benefits.

In addition, the Companies will pay or provide to Mr. Olagues: (i) reimbursement of any ordinary and customary business expenses incurred by him prior to the Separation Date in accordance with the Companies’ standard policies and procedures; (ii) any additional benefits accrued and vested or due under the separate employee benefit plans generally maintained for the benefit of all of the employees of the Companies in which Mr. Olagues is, or was, a participant, subject to the terms and conditions of such separate plans; and (iii) all rights to indemnification that Mr. Olagues may possess as a director, manager, officer or employee of the Companies or any affiliate, including any past, present, or future parents, subsidiaries and affiliates of the Companies, to the fullest extent provided under the indemnification and insurance arrangements or governing documents of such entities or applicable law.

The payments and benefits described above and set forth in the Separation Agreement are conditioned upon that certain Basic Waiver, Release and Covenants Agreement (the “Waiver”) executed by Mr. Olagues pursuant to which Mr. Olagues agreed to, among other things, (i) release and discharge the Companies and the Protected Parties (as defined in the Waiver) from any and all claims which Mr. Olagues had, may now have, or later may have, against the Protected Parties based on facts occurring up to and including the date of the execution of the Waiver, (ii) certain restrictive covenants, including non-compete and non-solicitation provisions, for a period of 24 months following the Severance Date; (iii) not use or disclose the confidential information of the Companies; and (iv) refrain from demeaning the name or business reputation of the Companies or the Protected Parties.

The foregoing description of the Separation Agreement and the Waiver does not purport to be complete, and is qualified in its entirety by reference to such agreements, filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

10.1	Separation Agreement, dated effective March 23, 2017, by and among Cleco Group LLC, Cleco Corporate Holdings LLC, and Cleco Power LLC and Darren J. Olagues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

Date: March 28, 2017	By: /s/ Tonita Laprarie
Tonita Laprarie
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: March 28, 2017	By: /s/ Tonita Laprarie
Tonita Laprarie
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated effective March 23, 2017, by and among Cleco Group LLC, Cleco Corporate Holdings LLC, and Cleco Power LLC and Darren J. Olagues.